                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) - February 25, 1997


                         FLORIDA PANTHERS HOLDINGS, INC.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Florida                        0-21435              65-0676005
         -------                        -------              ----------
(State or Other Jurisdiction          (Commission          (IRS Employer or
     of Incorporation)                File Number)        Identification No.)



100 Northeast Third Avenue, Second Floor, Fort Lauderdale, FL       33301
-------------------------------------------------------------       -----
(Address of Principal Executive Offices)                          (Zip Code)


(Registrant's Telephone Number, Including Area Code)   (954) 768-1900
---------------------------------------------------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address; if Changed Since Last Report)

Item 5.   Other Events.

        On November 13, 1996, Florida Panthers Holdings, Inc. (the "Registrant" or the "Company") acquired from H. Wayne Huizenga all of the partnership interests in Decoma Investment, Inc. I ("Decoma I") and Decoma Investment, Inc. II ("Decoma II"), in exchange for a total of 870,968 shares of the Company's Class A Common Stock (the "Decoma Acquisition"). Decoma I and Decoma II (collectively the "Decoma Entities") own approximately 78% of the partnership interests in Decoma Miami Associates, Ltd., a Florida limited partnership ("DMAL"), which operates the Miami Arena. Reference is made to the Registrant's Final Prospectus dated November 13, 1996 (Registration No. 333-12191), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, for a description of the Decoma Acquisition, the financial statements of the Decoma Entities and the pro forma financial information relating to the Decoma Acquisition.

        As the Decoma Acquisition was among entities under common control, it has been accounted for on a historical cost basis in a manner similar to a pooling of interests as of August 6, 1994, the date the Decoma Entities were acquired by Mr. Huizenga. The Registrant is filing this Current Report on Form 8-K to restate its Consolidated Financial Statements for the fiscal years ended June 30, 1996, 1995 and 1994. Accordingly, included under Item 7 of this Current Report on Form 8-K are the restated Consolidated Financial Statements of the Registrant for the fiscal years ended June 30, 1996, 1995 and 1994, which give retroactive effect to the Decoma Acquisition.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Florida Panthers Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Florida Panthers Holdings, Inc. (a Florida corporation) and subsidiaries as of June 30, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Panthers Holdings, Inc. and subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  November 13, 1996
(except with respect to the
matters discussed in Notes 8(a) and 8(b), as to which the date is January 16, 1997 and the matters discussed in Notes 8(c), 8(d) and 8(e), as to which the date is February 7, 1997).

                        FLORIDA PANTHERS HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              JUNE 30,   JUNE 30,
                                                                1996       1995
                                                              --------   --------
                                     ASSETS
Current Assets:
  Cash and equivalents......................................  $    465   $  1,237
  Accounts receivable.......................................     3,119      1,924
  Prepaid expenses and other................................       172        247
                                                              --------   --------
     Total current assets...................................     3,756      3,408
Property and equipment, net.................................       972      1,114
Franchise cost, net of accumulated amortization of $1,823
  and $1,216 in 1996 and 1995, respectively.................    22,489     23,096
Player contract acquisition costs, net of accumulated
  amortization of $19,181 and $10,676 in 1996 and 1995,
  respectively..............................................     6,507     15,012
Investment in Miami Arena operating contract................     8,886      9,271
Capitalized signing bonuses, net of accumulated amortization
  of $3,089 and $837 in 1996 and 1995, respectively.........     4,674      1,138
Other assets................................................       476        548
                                                              --------   --------
     Total assets...........................................  $ 47,760   $ 53,587
                                                              ========   ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Deferred revenue..........................................  $    988   $  3,917
  Note payable-related party................................    40,172     22,226
  Related party debt........................................    20,000     20,000
  Accounts payable and accrued expenses.....................     2,313      1,375
  Other current liabilities.................................     4,313      2,774
                                                              --------   --------
     Total current liabilities..............................    67,786     50,292
Long-term debt..............................................    25,000     25,000
Other non-current liabilities...............................     3,277        643
Commitments and contingencies (Note 7 and Note 8)
Shareholders' Equity (Deficit):
  Class A common stock, $.01 par value, 100,000,000 shares
     authorized and 870,968 shares issued and outstanding in
     1996 and 1995..........................................         9          9
  Class B common stock, $.01 par value, 10,000,000 shares
     authorized and none issued and outstanding.............        --         --
  Contributed capital.......................................   (48,312)   (22,357)
                                                              --------   --------
     Total shareholders' equity (deficit)...................   (48,303)   (22,348)
                                                              --------   --------
     Total liabilities and shareholders' equity (deficit)...  $ 47,760   $ 53,587
                                                              ========   ========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEARS ENDED JUNE 30,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
Revenue:
  Tickets..................................................  $ 23,226    $  9,559    $ 14,784
  Television and radio.....................................     5,141       3,717       3,163
  Advertising and promotions...............................     2,192       1,297       1,534
  NHL Enterprise rights....................................       885         846         761
  Decoma arena operations..................................     1,082       1,415          --
  Other, primarily arena concessions.......................     1,561         912       1,440
                                                             --------    --------    --------
          Total revenue....................................    34,087      17,746      21,682
Cost of revenue:
  Team operations..........................................    32,639      15,652      17,691
  Ticketing and arena operations...........................     3,319       1,558       2,498
  Selling, general and administrative......................     8,371       5,569       5,512
                                                             --------    --------    --------
          Total cost of revenue............................    44,329      22,779      25,701
Amortization and depreciation..............................    (9,815)     (6,266)     (6,444)
                                                             --------    --------    --------
Operating loss.............................................   (20,057)    (11,299)    (10,463)
Interest and other, net....................................    (5,082)     (4,087)     (2,463)
                                                             --------    --------    --------
Net loss...................................................  $(25,139)   $(15,386)   $(12,926)
                                                             ========    ========    ========
Pro Forma net loss per share...............................  $  (4.76)   $  (2.96)   $  (2.93)
                                                             ========    ========    ========
Pro Forma weighted average shares outstanding..............     5,276       5,203       4,405
                                                             ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          CLASS A
                                                        COMMON STOCK
                                                     ------------------                      TOTAL
                                                     NUMBER OF            CONTRIBUTED    SHAREHOLDERS'
                                                      SHARES     AMOUNT     CAPITAL     EQUITY (DEFICIT)
                                                     ---------   ------   -----------   ----------------
Balance, July 1, 1993..............................        --     $--      $   (936)        $   (936)
  Net loss.........................................        --      --       (12,926)         (12,926)
                                                      -------     ---      --------         --------
Balance, June 30, 1994.............................        --      --       (13,862)         (13,862)
  Acquisition of Decoma Entities...................   870,968       9         8,193            8,202
  Net loss.........................................        --      --       (15,386)         (15,386)
  Dividends-Decoma.................................        --      --        (1,302)          (1,302)
                                                      -------     ---      --------         --------
Balance, June 30, 1995.............................   870,968       9       (22,357)         (22,348)
  Net loss.........................................        --      --       (25,139)         (25,139)
  Dividends-Decoma.................................        --      --          (816)            (816)
                                                      -------     ---      --------         --------
Balance June 30, 1996..............................   870,968     $ 9      $(48,312)        $(48,303)
                                                      =======     ===      ========         ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..................................................  $(25,139)  $(15,386)  $(12,926)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation and amortization..........................     9,815      6,266      6,444
     Deferred compensation..................................     1,334        363        169
     Minority interest......................................       174        384         --
  Changes in operating assets and liabilities --
     Accounts receivable....................................    (1,195)       440     (1,322)
     Prepaid expenses and other assets......................    (3,425)      (604)    (1,468)
     Accounts payable and accrued expenses..................       938        448      1,403
     Deferred revenue and other liabilities.................       138       (705)    (3,905)
                                                              --------   --------   --------
          Net cash used in operating activities.............   (17,360)    (8,794)   (11,605)
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (140)      (161)    (1,275)
                                                              --------   --------   --------
          Net cash used in investing activities.............      (140)      (161)    (1,275)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable -- related party.................    (3,500)    (7,200)    (5,500)
  Borrowings from note payable -- related party.............    21,446     17,733     10,749
  Payment of dividends -- Decoma............................      (816)    (1,302)        --
  Distribution to minority interests -- Decoma..............      (402)      (486)        --
                                                              --------   --------   --------
          Net cash provided by financing activities.........    16,728      8,745      5,249
                                                              --------   --------   --------
          Net decrease in cash and equivalents..............      (772)      (210)    (7,631)
CASH AND EQUIVALENTS:
  Balance, beginning of year................................     1,237      1,447      9,078
                                                              --------   --------   --------
  Balance, end of year......................................  $    465   $  1,237   $  1,447
                                                              ========   ========   ========
Supplemental Cash Flow Information:
  Cash paid during the year for interest....................  $  3,750   $  3,461   $  2,510
                                                              ========   ========   ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

(1)  ORGANIZATION AND BASIS OF PRESENTATION

  (a) General

     Florida Panthers Holdings, Inc. (the "Company"), through its wholly-owned subsidiary, Florida Panthers Hockey Club, Ltd. ("Limited" or the "Club"), owns and operates the Florida Panthers, a professional hockey team (the "Panthers") of the National Hockey League (the "NHL"). Additionally, the Company owns Arena Development Company Ltd., a Florida limited partnership formed for the purpose of developing a new multi-purpose, state-of-the-art sports and entertainment center (the "Broward County Civic Arena") in Broward County, Florida, and Arena Operating Company Ltd., a Florida limited partnership formed for the purpose of managing and operating the Broward County Civic Arena. Through its ownership of Decoma Investment, Inc. I ("Decoma I") and Decoma Investment, Inc. II ("Decoma II"), the Company also owns approximately 78% of the partnership interests in Decoma Miami Associates Ltd., a Florida limited partnership ("DMAL") which operates the Miami Arena in which the Panthers currently play.

  (b) Initial Public Offering and Reorganization

     On November 13, 1996, the Company completed an initial public offering of its Class A common stock. Prior to the completion of the initial public offering and the concurrent offering (the "Offerings") Mr. H. Wayne Huizenga, the Company's chairman, contributed the Club's Note Payable -- Related Party to the partnership. Following this contribution, all of the Club's partnership interests were exchanged for 4,149,710 shares of the Company's Class A common stock and 255,000 shares of the Company's Class B common stock (the "Recapitalization"). In addition, prior to the completion of the Offerings, all of the partnership interests of Decoma I and Decoma II (collectively, "the Decoma Entities") were acquired by the Company in exchange for a total of 870,968 shares of its Class A common stock. As this transaction was among entities under common control, it has been accounted for on a historical cost basis in a manner similar to a pooling of interests, as of their acquisition date by Mr. Huizenga, August 6, 1994 and the Financial Statements have been revised, accordingly.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Hockey Revenue and Expense

     Revenue from Tickets, Television and radio broadcasting and Advertising and promotions revenues generally are recorded at the time the game to which such proceeds relate is played. Team operations expenses, principally player compensation and game and playoff expenses (principally arena rentals and travel) are recorded as expense on the same basis. Accordingly, advance ticket sales and payments on television and radio broadcasting contracts and payments for team and game expenses not earned or incurred are recorded as Deferred revenues, Capitalized signing bonuses are amortized ratably as regular season games are played.

  (b) Arena Management Revenue and Expense

     Arena management revenue is recognized as earned and the related costs are charged to operations as incurred, in accordance with the terms of the Miami Arena Operating Contract (the "MAC").

  (c) Pro Forma Net Loss Per Share

     Pro forma net loss per share is calculated assuming that the 4,404,710 shares of the Company's common stock issued in connection with the consummation of the Recapitalization described in Note 1 were outstanding at the beginning of all periods presented and that the 870,968 shares issued in connection with the

                        FLORIDA PANTHERS HOLDINGS, INC.

acquisition of the Decoma Entities were outstanding since August 6, 1994, the date such entities were acquired by Mr. Huizenga.

  (d) Cash and Equivalents

     Cash and equivalents consist primarily of cash in banks and highly-liquid investments with original maturities of 90 days or less.

  (e) Note Payable -- Related Party

     Note payable-related party represents a short-term borrowing of cash required for working capital from the Company's chairman. Such note bears interest at prime (8.25% at June 30, 1996) and is required to be repaid on demand.

  (f) Property and Equipment

     Property and equipment is recorded at cost. Depreciation and amortization have been computed using the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Leasehold improvements......................................  5-20
Furniture, fixtures and equipment...........................  5- 7

  (g) Franchise Cost

     The Club was required to pay a $50,000,000 franchise fee to the NHL, of which $25,688,000 was allocated to the contracts of players selected in the 1993 expansion draft. The allocation was based upon the fair value of the player contracts acquired as determined by an independent appraisal firm. The portion allocable to player contracts is being amortized on a straight-line basis over the estimated useful lives of the contracts which has been determined to be approximately 6 years. The remaining portion of the franchise fee is classified as Franchise costs in the accompanying balance sheets and is being amortized on a straight-line basis over a 40 year life. For the fiscal years ended June 30, 1996, 1995 and 1994, the Club amortized $8,504,800, $5,083,856 and $5,592,189, respectively, in player contract acquisition costs. The amortization for the fiscal years ended June 30, 1996, 1995 and 1994 includes $4,899,630, $961,638 and $1,469,971 respectively, related to the write-off of unamortized player contract costs due to the outright release of certain players and the write-downs of contracts of active players to reflect reductions in remaining value.

     The Club accounts for trades of player contracts as like-kind exchanges, whereby the recorded basis of the contract of the acquired player(s) is equal to the net book value of the contract of the traded player(s) plus or minus any cash consideration.

     The Club continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets, such as franchise cost and player contract acquisition costs, may warrant revision or that the remaining balance of the intangible asset may not be recoverable. If factors indicate that the franchise cost or player contract acquisition costs may be impaired, the Club uses an estimate of the remaining value of the franchise rights or the individual player's contract in measuring whether the intangible asset is recoverable. Unrecoverable amounts are charged to operations in the applicable period.

     Effective July 1, 1995, the Company implemented the provisions of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." As the Company had continually evaluated the realizability of its long-lived assets, adoption of the statement did not have a material effect on the Company's financial statements at the date of adoption.

                        FLORIDA PANTHERS HOLDINGS, INC.

  (h) Player Contract Costs

     Signing bonuses are amortized over the life of the player contract. Such signing bonuses expensed totaled approximately $2,251,700, $617,000 and $220,000 in the years ended June 30, 1996, 1995 and 1994, respectively, and have been included in Team operations in the accompanying consolidated statements of operations.

     Employment contracts with certain players require future compensation under certain circumstances. Generally, these contracts are executory in nature; accordingly, related payments are charged to operations over the contract playing seasons.

     The Club has obtained disability insurance policies for several of its players under multi-year contracts. Benefits would become payable after thirty consecutive games were missed by the insured player. The policies provide payment of a portion of the player's salary for the remaining term of the contract or until the player can resume playing.

  (i) Investment in Miami Arena Operating Contract

     Amounts invested in the MAC have been reflected as Investment in Miami Arena operating contract in the accompanying combined balance sheets. Such amounts are being amortized using the straight-line method over the remaining term of the MAC.

  (j) Deferred Revenue

     Deferred revenue as of June 30, 1996, 1995 and 1994 consists primarily of payments for ticket purchases for the respective upcoming seasons. Ticket revenue is recognized as the underlying games are played.

  (k) Income Taxes

     The Company, as of the date of its incorporation, has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires, among other things, recognition of future tax benefits measured at enacted rates attributable to the deductible temporary differences between the financial statement and income tax bases of assets and liabilities and net operating loss carryforwards to the extent that the realization of said benefits is "more likely than not". The adoption of SFAS No. 109 did not have a material impact on the financial position or results of operations of the Company.

     Prior to the reorganization discussed above, the Company's subsidiaries were non-tax paying entities. Accordingly, for all periods presented, no income tax provision has been provided, nor have any deferred tax assets or liabilities been established.

  (l) Concession Agreement

     Certain unrelated third party companies have the rights, at home games, to sell consumable and non-consumable concessions. The Club is entitled to effectively receive amounts ranging from 7% to 35% of the hockey net consumable and non-consumable concessions income. The Club recorded $832,303, $363,401 and $763,651 for the years ended June 30, 1996, 1995 and 1994, respectively, in hockey net consumable and non-consumable concessions income. Such amounts have been included as a component of Other revenue in the accompanying consolidated statements of operations.

  (m) Television and Radio Agreements

     In August 1996, the Company entered into a letter of intent with SportsChannel Florida ("SportsChannel") for the local broadcast of the Panthers' games. The Company's chairman currently owns 50% of SportsChannel and he holds an option to purchase an additional 20% ownership interest of SportsChannel. Under the terms of this letter of intent, the Company shall grant to SportsChannel broadcast rights (other

                        FLORIDA PANTHERS HOLDINGS, INC.

than radio broadcast rights) to all of the Panthers' pre-season, regular season and certain post-season away games during the 1996-97 season. The letter of intent may be extended for an additional season upon notice by the Company. The obligations of the Company and SportsChannel are subject to the negotiation of a definitive agreement. There can be no assurance that the Company and SportsChannel will enter into a definitive agreement. Currently, the Company and SportsChannel have been operating under the terms of this letter of intent.

     In addition, the Club entered into a letter of intent with Sunshine Wireless Company Inc. ("Sunshine") for the local radio broadcast of all of the Panthers' games. Under the terms of this letter of intent, Sunshine will have local radio broadcast rights to all of the Panthers' pre-season, regular season and post-season games during the 1996-97 season. Currently, the Company and Sunshine have been operating under the terms of this letter of intent.

  (n) Advertising Agreements

     The Club has entered into multi-year agreements with several sponsors for advertising and promotional activities. Such agreements expire at various dates through June 30, 1998. The Club recognizes this revenue on a pro-rata basis over the term of the underlying agreements.

  (o) Fair Value of Financial Instruments

     As of June 30, 1996 and 1995, the carrying amount of cash and equivalents, accounts receivable, note payable-related party, accounts payable and accrued expenses and long-term debt are reflected in the financial statements at cost which approximates fair value.

  (p) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (q) Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts in the accompanying financial statements have been reclassified to conform with the current year presentation.

  (r) Stock-Based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". Under the provisions of SFAS No. 123, companies can either measure the compensation cost of equity instruments issued under employee compensation plans using a fair value based method, or can continue to recognize compensation cost using the intrinsic value method under the provisions of Accounting Principles Board Opinion ("APB") No. 25. However, if the provisions of APB No. 25 are continued, pro forma disclosures of net income or loss and earnings or loss per share must be presented in the financial statements as if the fair value method had been applied. The Company intends to recognize compensation costs under the provisions of APB No. 25, and upon adoption of SFAS No. 123 as of July 1, 1996, will provide the expanded disclosure required by SFAS No. 123. As of November 13, 1996, a stock option plan had not yet been formalized.

                        FLORIDA PANTHERS HOLDINGS, INC.

(3)  THE MIAMI ARENA

     The Miami Arena (the "Arena") is owned by the Miami Sports and Exhibition Authority ("MSEA"), an agency of the City of Miami. Under the terms of the MAC between MSEA and DMAL, DMAL was engaged to operate the Arena. The MAC is scheduled to expire on July 8, 2020. Leisure Management Miami, Inc. ("LMMI"), has been engaged to manage the operations of the Arena, including rental of space, advertising, promotion, marketing, events management, box office, public relations and all custodial and support services. During 1994, subsequent to the execution of the MAC, approximately 50% of LMMI was acquired by the Company's chairman.

     A summary of certain terms of the MAC is presented below:

  (a) Operating Income (Loss)

     Under the terms of the MAC, the Arena's operating income (as defined by the MAC) is used to fund certain expenses, and required payments before any distributions are made to DMAL and MSEA.

  (b) Seat Use Fee

     In accordance with the terms of the MAC, a $.75 to $1.00 seat use fee is collected by the Arena as part of the purchase price of all tickets sold. This charge is remitted quarterly to DMAL and MSEA based on percentages detailed in the MAC and is recognized by the Decoma Entities in the period during which the amount of such fees has been estimated and is determined to be collectible.

  (c) Operating Payment

     Under the terms of the MAC, DMAL is to receive a management fee from the Arena consisting of a fixed and variable operating payment. The fixed operating payment is based on an annual amount of $275,000, as adjusted for inflation. The variable operating payment is calculated as defined in the MAC, based upon the revenues of the Arena. In accordance with the terms of the MAC, the variable operating payment is made only after the Arena's operating income (as defined in the MAC) has been used to fund certain operating expenses and required payments. Any unpaid management fees are deferred up to a maximum of $1,000,000. DMAL is not entitled to recover any unpaid management fees in excess of $1,000,000. The Decoma Entities recognize variable operating payments as revenue in the period during which the amount of such payments has been determined and the collectibility is considered to be probable.

(4)  RELATED PARTY TRANSACTIONS

     During the year ended June 30, 1994, certain private corporate aircraft owned by Huizenga Holdings, Inc. ("HHI", a corporation whose sole shareholder is the Company's chairman) and its subsidiaries were leased by the Club. To the extent that such aircraft were used by Club employees, the actual operating and overhead costs related to such aircraft was charged back to the Club based on its pro-rata share of flight hours used during any given month. The Club incurred $94,613 of such charges in the year ended June 30, 1994. No such related party charges were incurred during the years ended June 30, 1996 and 1995.

     The Club pays a management fee to HHI equal to 1% of total revenue, excluding all NHL national television revenue and NHL Enterprise rights. Such fees totaled $293,239, $132,339 and $193,576 for the years ended June 30, 1996, 1995 and 1994, respectively, and are reflected as a component of Selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During 1996, 1995 and 1994, the Company incurred interest expense of $3,448,136, $2,306,986 and $1,364,624, respectively, to related parties.

                        FLORIDA PANTHERS HOLDINGS, INC.

(5)  RELATED PARTY AND LONG-TERM DEBT

     In June 1993, the Company entered into a $25,000,000 revolving credit facility with a bank for the purpose of financing a portion of the $50,000,000 NHL franchise fee and to obtain working capital for use by Limited. The credit facility was subsequently converted to a $25,000,000 term loan. The Company is required to make quarterly interest payments through June 30, 1997 and quarterly principal and interest payments commencing July 1, 1997 and expiring May 31, 2001. The interest rate is LIBOR plus .75 percent per annum (6.34% at June 30, 1996). Following the completion of the Offerings discussed above, this term loan was repaid in full.

     In connection with this term loan, the Club is required to maintain compliance with certain financial and other covenants. Substantially all of the assets of the Club have been pledged as collateral and the Company's chairman has provided a guaranty of the obligations related to this term loan.

     In June 1993, Limited entered into an agreement with an affiliate, Panthers Investment Venture ("PIV"), whereby Limited borrowed $20,000,000 bearing interest at LIBOR plus .75 percent per annum (6.34% at June 30, 1996). This note was issued contemporaneously with, and with terms similar to, a promissory note issued by PIV to a bank. PIV was a joint venture between the Company's chairman and Blockbuster Entertainment Corporation ("BEC"). However, during fiscal 1996, the terms of the joint venture agreement were modified such that BEC was no longer a party to the venture. PIV's note payable to the bank is guaranteed by the Company's chairman. This note is subordinated to the $25,000,000 term loan discussed above. Following the completion of the Offerings discussed above, this note was repaid in full.

     The Club paid a commitment fee of $225,000 in connection with disbursements under these long-term debt arrangements. This amount has been capitalized as Other assets in the accompanying consolidated balance sheets and is being amortized over the period of the debt.

     The Club has entered into a series of interest rate swap agreements which synthetically fix the interest rates on the long-term debt agreements at 5.19% and 4.85% for the $25,000,000 term loan and the $20,000,000 PIV note payable, respectively. Such agreements expire concurrently with the underlying debt agreements. The Club accounts for these agreements as a hedge against the risk of future increases in interest rates. For the years ended June 30, 1996 and 1994, the Club recognized interest expense and income of approximately $353,000 and $134,000, respectively, as a result of entering into these interest rate swap agreements. For the year ended June 30, 1995, the Club recognized interest income and expense of $329,000 and $63,000, respectively, as a result of entering into these interest rate swap agreements. Amounts related to these interest rate swap agreements are reflected as a component of net interest expense in the accompanying consolidated statements of operations.

(6)  EMPLOYEE BENEFIT PLANS

     The Club's NHL hockey players are covered under the NHL Club Pension Plan and Trust (the "Plan") which is administered by the NHL and represents a multi-employer defined contribution plan. The Club contributions to the Plan totaled $179,606, $89,379 and $183,564 for the years ended June 30, 1996, 1995 and 1994, respectively. Such contributions are included in Team operations in the accompanying consolidated statements of operations.

     Certain of the Club's employees are participants in a 401(k) Savings and Retirement Plan (the "401(k)"), a defined contribution plan for non-players. The 401(k) is available to employees over the age of 21 with at least one year of service who work a minimum of 1,000 hours per year. Game day arena employees are ineligible to participate in the 401(k). The Club may match a discretionary percentage of the amount contributed by the participant up to a limit of 6% of annual compensation. Employees may contribute up to 10% of their annual compensation. Participants are automatically vested in compensation deferrals. Vesting in Club matching contributions is at the rate of 20% after one year of plan participation, 40% after two years, 60%

                        FLORIDA PANTHERS HOLDINGS, INC.

after three years, 80% after four years and 100% after five years. The Club did not make a discretionary contribution in 1996, 1995 or 1994.

     Through March 31, 1995, the Club's employees other than players and coaches were covered under a self-insured group health plan sponsored by HHI. The Club fully reimbursed the third-party administrator for its actual billed cost, including the cost of all paid claims for all Club employees other than coaches and players. Beginning April 1, 1995 the Club obtained commercial insurance coverage to cover such employees' health care costs for which employees make partial contributions. Players and coaches are covered under the NHL Medical and Dental Plan administered by the NHL, for which the Club pays 100% of the premiums.

(7)  COMMITMENTS AND CONTINGENCIES

     The Club is a party to a license agreement with LMII for the use of the Arena, for its home games. In May 1996, the Company entered into an amendment to the lease for the Miami Arena (the "Lease Agreement"), extending the term of the lease (which was scheduled to expire at the end of the 1995-96 season) to July 31, 1998, with two one-year options for the 1998-99 season and the 1999-2000 season. The Lease Agreement contained substantially the same economic terms as the Miami Arena lease and was subject to approval of MSEA. In June 1996, MSEA rejected the Lease Agreement and demanded that the Panthers vacate the Miami Arena. Subsequently, the Company sought and obtained a preliminary injunction enjoining MSEA from taking actions to prevent the Panthers from utilizing the Miami Arena pursuant to the Lease Agreement. MSEA has indicated that it plans to appeal the decision rendered by the court. In the event MSEA is ultimately successful in its appeal, the Company will need to find and enter into a lease for an alternative playing site (within or outside of Florida) until such time as the Broward County Civic Arena is completed. There can be no assurance that the Company will be able to find and enter into a lease for an alternative playing site.

     The terms of the license and the related agreements provide for the Club to pay minimum rent of $9,000 per home game, a seat use charge of $.75 per ticket sold and 7.5% of gross ticket sales proceeds over $200,000 per season plus utilities, staffing and other operating expenses. For the years ended June 30, 1996, 1995 and 1994, rent expense for the lease of the Arena was $1,787,795, $729,382 and $1,173,181, respectively.

     The Club has entered into employment agreements with various player and non-player employees which expire at various dates through June of 1999. As of June 30, 1996, the terms of these employment agreements require future payments, excluding bonuses, as follows:

FISCAL
------
1997........................................................  $17,757,121
1998........................................................   11,351,083
1999........................................................    2,013,049
                                                              -----------
                                                              $31,121,253
                                                              ===========

     In June 1996, the Company entered into a license agreement for the use of the Broward County Civic Arena (the "Broward License Agreement"). In connection therewith, Broward County will receive revenue (the "County Preferred Revenue") from the operations of the Broward County Civic Arena for an amount to be determined concurrent with the issuance of the bonds. The Company has provided Broward County a guaranty pursuant to which the Company will be obligated to pay Broward County the County Preferred Revenue Obligation. The Company believes that the revenue generated from the operations of the Broward County Civic Arena will be sufficient to provide Broward County with the County Preferred Revenue. The Broward License Agreement commences upon the completion of construction of the Broward County Civic Arena, which is currently scheduled for October 1, 1998; however, the commencement of the Broward License Agreement may be deferred by the Club until the following NHL hockey season in the event the

                        FLORIDA PANTHERS HOLDINGS, INC.

Broward County Civic Arena is completed between March 1 and July 1, 1999. Once commenced, the Broward License Agreement is for a term of 30 years, which may be extended for five year periods, subject to certain conditions, pursuant to options granted to the Club by Broward County.

     The Broward License Agreement entitles the Company to exclusive use of the Broward County Civic Arena during the playing of all its home games, and provides for nonexclusive use by the Club for practices and other team uses. Additionally, the License Agreement provides the Company with exclusive use of certain spaces within the Broward County Civic Arena to be used for a retail store, offices, a box office, a locker room and a training and weight room. The Broward License Agreement contains a use covenant which requires the Company to play all of its home games at the Broward County Civic Arena during the term of the Broward License Agreement.

     Pursuant to the Broward License Agreement, the Company is entitled to receive all revenues from the sale of (i) general seating ticket sales for its home games to be played at the Broward County Civic Arena, (ii) non-consumable concession items at the Broward County Civic Arena during its home games, (iii) items in the Club's retail store to be located within the Broward County Civic Arena, (iv) (in conjunction with and subject to the rights of the NHL) the rights to all television and radio and other media broadcasting rights for hockey related events at the Broward County Civic Arena, (v) advertising within or on certain designated locations at the Broward County Civic Arena during hockey related events and (vi) Panthers' related sponsorships or NHL league-wide sponsorships. In addition, the Club is entitled to receive the first $14 million of "net operating income" generated by the Broward County Civic Arena and 80% with Broward County receiving 20% of all net operating income generated by the Broward County Civic Arena in excess of $14 million. "Net operating income" is defined to include revenues from building naming rights fees, food and beverage concessions, parking, non-hockey related advertising and all other revenues generated from non-hockey related events offset by certain arena operating and financing costs.

     The Club is obligated to pay rent in the amount of $7,500 per home game played by the Panthers at the Broward County Civic Arena and to pay certain utility and event staffing expenses, but the combined amounts payable by the Club under the Broward License Agreement will not exceed 5% of the gross receipts from the sale of general seating tickets to the Panthers' home games.

(8)  SUBSEQUENT EVENTS

  (a) Exchange Agreements

     On December 22, 1996, the Company entered into two definitive agreements (the "Exchange Agreements"), relating to the acquisition by the Company of direct and indirect ownership interests in each of the Hyatt Regency Pier 66 Resort & Marina and the Radisson Bahia Mar Beach Resort, in exchange for 4,450,000 shares and 3,950,000 shares of the Company's Class A Common Stock, respectively (together, the "Exchanges").

     The consummation of each of the Exchanges is subject to various conditions as set forth in the respective Exchange Agreements, including obtaining the approval of the holders of a majority of the shares of the Company's Common Stock entitled to vote thereon. The consummation of each of the Exchanges is contingent upon the consummation of the other Exchange.

  (b) Broward County Litigation

     A lawsuit was filed on January 9, 1997 by Arena Development, seeking a determination as to the applicability of Broward County's Prevailing Wage Ordinance to the construction of the Broward County Civic Arena. The suit was filed in the Seventeenth Judicial Circuit in and for Broward County, Florida. The complaint filed alleges that the Prevailing Wage Ordinance does not apply to the construction of the Facility for two reasons: (i) the Prevailing Wage Ordinance only applies to construction contracts in excess of

                        FLORIDA PANTHERS HOLDINGS, INC.

$250,000 to which Broward County is a party and Broward County is not a party to the construction contract between Arena Development and the general contractor, and (ii) the Development Agreement contains all the obligations and responsibilities of both parties and does not include a provision mandating that Arena Development comply with the Prevailing Wage Ordinance. The Prevailing Wage Ordinance requires that all contracts to which the ordinance applies must contain such a provision. The complaint further alleges that if the court determines that the Prevailing Wage Ordinance applies it could cost Arena Development up to approximately $7,500,000 in additional construction costs. The lawsuit asks for a declaratory judgement finding the Prevailing Wage Ordinance does not apply to the construction of the Facility and that Arena Development may continue without reference to the ordinance. An unfavorable outcome of this suit may require Panthers Holdings to incur additional costs.

  (c) Acquisition of Ice Rink Facility

     On January 31, 1997, the Company acquired substantially all of the assets of Iceland (Coral Springs) Corp. and Iceland Holdings, Inc., including a twin pad ice rink facility in exchange for the assumption by the Company of a maximum obligation of approximately $8,100,000 in construction-related obligations, of which approximately $6,700,000 was repaid upon consummation of the referenced acquisition. In addition, the Company acquired from an architectural firm and its principal certain architectural plans and designs relating to the ice rink facility in exchange for $1,000,000 in cash as well as certain trademarks used in connection with the operations of the ice rink facility in exchange for 212,766 shares of Company's Class A Common Stock. These acquisitions will be accounted for as a purchase business combination.

  (d) Private Placement Transaction

     On January 30, 1997, the Company issued and sold 2,460,000 shares of Class A Common Stock in a Private Placement at a price of $27.75 per share. The Private Placement resulted in net proceeds to the Company of $66,976,550 after deducting placement agency fees and other expenses.

  (e) Securities Litigation

     On January 28, 1997, a purported class action lawsuit was filed against the Company and certain of its officers and directors which alleges, among other things, that the defendants violated the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with sales of the Company's Class A Common Stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suit generally seeks, among other things, certification as a class and an award of damages in an amount to be determined at trial. The Company intends to vigorously defend against this suit.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FLORIDA PANTHERS HOLDINGS, INC.

February 25, 1997
                             By:  /s/ Steven M. Dauria
                                -------------------------------
                                      Steven M. Dauria
                                      Vice President and Chief Financial Officer